                                                                     Exhibit 5.1
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                                 HALE AND DORR
                              Counsellors at Law
                                60 State Street
                          Boston, Massachusetts 02109


                                 May 15, 1996


Lifeline Systems, Inc.
640 Memorial Drive
Cambridge, Massachusetts 02139

          Re:  Non-Statutory Stock Option
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 102,000 shares (the "Shares") of Common Stock, $.02 par value per share, of Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), issued to L. Dennis Shapiro on February 24, 1996, pursuant to a written option agreement dated January 3, 1990.

     We have examined the Articles of Organization of the Company, as amended, the By-laws of the Company, as amended, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     Based on the foregoing, we are of the opinion that the Shares were duly authorized and legally issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                       Very truly yours,


                                       HALE AND DORR